UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

KUN PENG INTERNATIONAL LTD.

Formerly known as CX Network Group Inc.

Nevada	333-169805	EIN 32-0538640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1F, Building 3, No. 1001 Huihe South Street， Banbidian Village Gaobeidian Town, Chaoyang District Beijing, PRC	100025
(Address of Principal Executive Offices)	(Zip Code)

+86 -1087227012

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of JIA Lingya

The Board of Directors of Kun Peng International Limited, a Nevada corporation (the “Company”) has accepted the resignation of JIA Lingya as an Independent Non-Executive Director of the Company.

Appointment of HU Kun

The Board of Directors of the Company subsequently accepted the consent from HU Kun as an Independent Non-Executive Director of the Company. The Board of Directors further determined and confirmed that HU Kun satisfies the “independent” requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and Rule 5605(a)(2) of the Nasdaq Marketplace Rules (although the Company’s shares trade on the OTCQB);

The Board of Directors appointed HU Kun as an Independent Non-Executive Director effective December 4, 2025 to fill the existing vacancy on the Company’s Board of Directors.

There are currently no family relationships between HU Kun and any of the other members of the Company’s Board of Directors, or between HU Kun and the Company’s executive officers.

Since the beginning of the Company’s last fiscal year, neither HU Kun nor any of her other associates or affiliates, has had any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which the Company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year–end for the last two completed fiscal years.

The Company’s Board now consists of ZHUANG Richun, Director, LI Chengyuan, Director, ZHANG Lili, Independent Non- Executive Director and HU Kun, Independent Non-Executive Director.

Biography of HU Kun

HU Kun has over twenty years of experience as a sales director with sales strategy and team management capabilities placing an emphasis on motivation and guidance to achieve sales targets and enhance brand image. Ms. Hu is proficient in market analysis and product promotion and skilled at identifying potential customers and establishing long-term cooperative relationships.

From October 2022 until present, HU Kun is the president of Brand Marketing of Zijing Pavilion (Beijing) Cultural Consulting Co. Ltd. Her primary duties and responsibilities are three-fold.

1.	Strategic Planning and Integration Control: HU Kun is responsible for the formulation and core positioning of brand culture and medium-to-long term promotion strategies, aligning overall development goals, identifying industry trends, cultural hot spots and demands of target audiences, and coordinating the creation of brand cultural intellectual property.

2.	Team and Resource Management: HU Kun manages the publicity and promotion team, clarifying assessment standards, and integrating internal and external resources, including media and cooperative institutions to establish long term and stable cooperation systems, and allocating the promotional budget while optimizing the efficiency of resource input and ensuring that input-output ratios meet the company standards.

3.	Comprehensive Promotion and Implementation: HU Kun leads the planning and implementation of online and offline promotional activities covering new media communications, competitions, exhibits, and cross-border cooperation systems, coordinates content creation and dissemination, supervises the full implementation process to ensure effectiveness, collaborates with other departments, such as product, sales and marketing to ensure integration of brand promotion and business development, and maintaining key external relations with the government, industry associations, and media creating a favorable environment for the company’s brand.

From June 2006 through September 2022, KUN Hu was the director of program sales at the Nike Sports Camp where her duties included leading and managing the sales team, focusing on tasks which included formulating and implementing effective sales strategies, conducting market research, planning and executing promotional activities, establishing and maintain relationships with key clients, evaluating team performance and collaborating with cross-departmental teams to ensure seamless integration of sales activities with the marketing, product and customer service departments.

Forward-Looking Statements

Matters discussed in this report may constitute forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, other than statements of historical facts. The words “believe,” “anticipate,” “intend,” “estimate,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this report are based upon various assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KUN PENG INTERNATIONAL LTD.

	By:	/s/ ZHUANG Richun
Date: December 11, 2025		ZHUANG Richun, Chief Executive Officer